EXECUTIVE SUPPLEMENTAL COMPENSATION AGREEMENT

This Executive Supplemental Compensation Agreement (hereinafter “Agreement”) is made and entered into effective as of January 1, 2007 by and between Bank of the Pacific, with its principal offices located in the Aberdeen, Washington ("the Bank" or “Employer”) and, John G. Van Dijk, an individual residing in the State of Washington ("the Executive").

RECITALS

WHEREAS, the Executive is an employee of the Employer, serving since May 1996,

WHEREAS, the Employer desires to establish a compensation benefit program as a fringe benefit for executive officers of the Employer in order to attract and retain individuals with extensive and valuable experience in the banking industry;

WHEREAS, the Executive's experience and knowledge of the affairs of the Employer and the banking industry are extensive and valuable;

WHEREAS, it is deemed to be in the best interests of the Employer to provide the Executive with certain fringe benefits, on the terms and conditions set forth herein, in order to reasonably induce the Executive to remain in the Employer's employment; and

WHEREAS, the Executive and the Employer wish to specify in writing the terms and conditions upon which this additional compensatory incentive will be provided to the Executive;

NOW, THEREFORE, in consideration of the services to be performed by the Executive in the future, as well as the mutual promises and covenants contained herein, the Executive and the Employer agree as follows:

AGREEMENT

1. Terms and Definitions.

1.1 Accrued Liability Balance. For the purposes of this Agreement, means the liability that should be accrued by the Company, under Generally Accepted Accounting Principles (“GAAP”), for the Company’s obligation to the Executive under this Agreement, by applying Accounting Principles Board Opinion Number 12 (“APB 12”) as amended by Statement of Financial Accounting Standards Number 106 (“FAS 106”) and the Discount Rate. Any one of a variety of amortization methods may be used to determine the Accrual Balance. However, once chosen, the method must be consistently applied.

1.2 Administrator. The Bank shall be the "Administrator" and, solely for the purposes of ERISA as defined in paragraph 1.9 below, the "fiduciary" of this Agreement where a fiduciary is required by ERISA.

1.3 Applicable Percentage. The term “Applicable Percentage” is the percentage of the Executive Benefit to which Executive shall be entitled based on (a) the date on which the Executive Separates From Service or Terminates Employment with the Bank or (b) the greater of fifty percent (50%) or the actual Applicable Percentage, as stipulated herein for certain described events (such as Involuntary Termination within two years following a Change in Control, or the Executive's Disability). Subject to the forgoing, the Applicable Percentage shall be as follows:

DATE OF SEPARATION FROM SERVICE	APPLICABLE PERCENTAGE
January 1, 2007-December 31, 2009	0%
January 1, 2010-December 31, 2010	30%
January 1, 2011-December 31, 2011	40%
January 1, 2012-December 31, 2012	50%
January 1, 2013-December 31, 2013	60%
January 1, 2014-December 31, 2014	70%
January 1, 2015-December 31, 2015	80%
January 1, 2016-December 31, 2016	90%
January 1, 2017 and beyond:	100%

1.4  Beneficiary. Beneficiary (ies)” shall refer to the person, persons or entity designated in writing by the Executive on forms provided by the Administrator to receive the benefits payable under this Agreement/Plan. An Executive may change his Beneficiary from time to time, so long as permissible, by filing a new written designation with the Administrator, and such designation shall be effective upon receipt by the Administrator. If an Executive has not validly designated a beneficiary, or if a designated Beneficiary predeceases the Executive, then any benefit owed pursuant to this plan Agreement shall be made to Executive’s estate.

1.5 Board of Directors. The Board of Directors shall mean the Board of Directors for The Bank, hereinafter “the Board”.

1.6 Change in Control. For the purpose of this Agreement, a Change in Control means the occurrence of any of the following events:

A. A Change in the Ownership of a Corporation. A change in the ownership of a corporation occurs on the date that any one person or persons acting as a group (as defined in IRC 409A), acquires ownership of stock of the corporation that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of such corporation. The acquisition of additional stock by the same person or group is not considered to cause a change in the ownership of the corporation.

B.  Change in the Effective Control of a Corporation. A change in the effective control of the corporation shall be deemed to occur on either of the following dates:

(i) The date any one person, or persons acting as a group acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or group) ownership of stock of the corporation possessing thirty percent (30%) or more of the total voting power of the stock of such corporation; or
(ii) The date a majority of members of the corporation’s board of directors is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the corporation’s board of directors before the date of the appointment or election.

C.  Change in the Ownership of a Substantial Portion of a Corporation’s Assets. A change in the ownership of a substantial portion of a corporation’s assets shall be deemed to occur on the date that any one person or group acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the corporation that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the corporation immediately before such acquisition or acquisitions. No Change in Control shall result if the assets are transferred to certain entities controlled directly or indirectly by the shareholders of the transferring corporation.

1.7 The Code. The "Code" shall mean the Internal Revenue Code of 1986, as amended (the “Code").

1.8 Disability/Disabled. For the purposes of this Agreement, Executive will be considered Disabled if:
(A)  The Executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or
(B)  The Executive is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Employee’s employer.

The determination of whether an Executive is Disabled shall be determined by a physician mutually agreed on by the parties subject to the provisions of IRC 409A.

1.9 Early Retirement Date/ Early Retirement Age. The term “Early Retirement Date” shall mean Retirement (as defined below) of the Executive at anytime prior to the attainment of age Sixty-Nine (69) after the attainment of age Sixty Five (65).

1.10 Effective Date. The term "Effective Date" shall mean the date first written above.

1.11 ERISA. The term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

1.12 Executive Benefit. The term "Executive Benefit” shall mean the annual benefit amounts determined pursuant to Paragraphs 1 through 4 (including sub-paragraphs, as applicable), subject to forfeiture, reduction or adjustment as (a) required under the other provisions of this Agreement; (b) required by reason of the lawful order of any regulatory agency or body having jurisdiction over the Employer; or (c) required in order for the Employer to comply with any and all applicable state and federal laws, including, but not limited to, income, employment and disability income tax laws (e.g., FICA, FUTA, SDI).

Subject to the forgoing, in the event the Executive obtains an Applicable Percentage of one hundred percent (100%), then the annual Executive Benefit paid by the Bank to the Employee pursuant to this Agreement shall be the lesser of forty percent (40%) of the average of the Executive’s three final years of base salary or an amount equal to Ninety Three Thousand One Hundred Fifty Four Dollars ($93,154.00). This Executive Benefit shall be paid in twelve (12) substantially equal monthly installments, for a period of fifteen (15) years (180 months).

1.13 Involuntary Separation From Service. In accordance with IRC 409A, the term “Involuntary Separation from Service” shall mean a Separation From Service due to the independent exercise of the unilateral authority of the Bank to terminate the Executive’s services, other than due to the Executive’s implicit or explicit request, where the Executive was willing and able to continue performing services.

1.14 IRC 409A. The term “IRC 409A” shall refer to the final regulations issued by the IRS and the Treasury Department under Section 409A of the Code.

   1.15 Normal Retirement Date Normal Retirement Age . The term "Normal Retirement Date" shall mean the Retirement (as defined below) of the Executive on or after the attainment of age Sixty-Nine (69)

1.16 Retirement. The Term "Retirement" or "Retires" shall refer to the date on which the Executive voluntarily Separates From Service (other than due to a Termination for Cause) on or after attaining the Early or Normal Retirement Age.

1.17 Separation From Service/ Termination of Employment. The terms Separation From Service (Separates From Service) and Termination of Employment shall be used interchangeably for the purposes of this Agreement and shall be interpreted in accordance with the provisions of IRC 409A. Whether a termination of employment has occurred is determined based on whether the facts and circumstances indicate that the Bank and the Executive reasonably anticipate that no further services will be performed after a certain date or that the level of bona fide services the employee will perform after such date (whether as an employee or as an independent contractor) will permanently decrease to no more than twenty (20%) percent of the average level of bona fide services performed (as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of services to the employer if the employee has been providing services to the employer less than 36 months). There shall be no Separation From Service while the Executive is on military leave, sick leave or other bona fide leave of absence, as long as such leave does not exceed six months, or if longer, so long as the individual retains a right to re-employment with the service recipient under an applicable statute or by contract.

1.18 Specified Employee. The term “Specified Employee” means an employee who, as of the date of the employee’s Separation from Service, is a key employee of an employer of which any stock is publicly traded on an established securities market or otherwise. An employee is a key employee if the employee meets the requirements of section 416(i)(1)(A)(i), (ii), or (iii) (applied in accordance with the regulations thereunder and disregarding section 416(i)(5)) at any time during the twelve (12) month period ending on a specified employee identification date. If Executive is a key employee as of a specified employee identification date, then Executive shall be treated as a key employee for the entire twelve (12) month period beginning on the specified employee effective date.

1.19 Termination for Cause. The term “Termination for Cause” shall mean a written termination of Employment of the Executive by the Employer, adopted in advance by resolution of a majority of the Board of Directors of the Employer (the “Resolution”), for any one or more of the following reasons, which reasons shall be cited in the Resolution and presented promptly to the Executive:

(a) the Executive’s willful and material breach of duty in the course of his Employment, such breach having a material adverse effect on the Bank;

(b) the Executive's willful violation of any laws, rules or regulations of any regulatory agency or governmental authority having jurisdiction over the Employer, or of any Bank policies or resolutions adopted by the Board of Directors of the Bank, which violation has a material adverse effect on the Bank;

(c) the Executive is convicted of any felony or a crime involving moral turpitude or commits a fraudulent or dishonest act, which conviction or act has a material adverse effect on the Bank;

1.20  Termination for Good Reason. For the purposes of this Agreement, a voluntary termination by the Executive within two (2) years following a Change in Control Event shall be deemed “for Good Reason” if one or more of the following conditions arise without the consent of the Executive:
(A) A material diminution in the Executive’s base compensation;
(B) A material diminution in the Executive’s authority, duties, or responsibilities;
(C) A material diminution in the authority, duties, or responsibilities of the supervisor to whom the Executive is required to report, including a requirement that an Executive report to a corporate officer or employee instead of reporting directly to the board of directors of a corporation (or similar governing body with respect to an entity other than a corporation);

(D) A material diminution in the budget over which the Executive retains authority;
(E) A material change in the geographic location at which the Executive must perform the services;
(F) Any other action or inaction that constitutes a material breach by the Employer of the agreement under which the Executive provides services.

2. Scope, Purpose and Effect.

2.1 Contract of Employment. Although this Agreement is intended to provide the Executive with an additional incentive to remain in the employ of the Employer, this Agreement shall not be deemed to constitute a contract of employment between the Executive and the Employer nor shall any provision of this Agreement restrict or expand the right of the Employer to terminate the Executive's employment. This Agreement shall have no impact or effect upon any separate written Employment Agreement which the Executive may have with the Employer, it being the parties' intention and agreement that unless this Agreement is specifically referenced in said Employment Agreement (or any modification thereto), this Agreement (and the Employer's obligations hereunder) shall stand separate and apart and shall have no effect on or be affected by, the terms and provisions of said Employment Agreement.

2.2 Fringe Benefit. The benefits provided by this Agreement are granted by the Bank as a fringe benefit to the Executive and are not a part of any salary reduction plan or any arrangement deferring a bonus or a salary increase. The Executive has no option to take any current payments or bonus in lieu of the benefits provided by this Agreement.

2.3 Prohibited Payments. Notwithstanding anything in this Agreement to the contrary, if any payment made under this Agreement is a “golden parachute payment” as defined in Section 28(k) of the Federal Deposit Insurance Act (12 U.S.C. section 1828(k) and Part 359 of the Rules and Regulations of the Federal Deposit Insurance Corporation (collectively, the “FDIC Rules”) or is otherwise prohibited, restricted or subject to the prior approval of a Bank Regulator, no payment shall be made hereunder without complying with said FDIC Rules.

3. Delay in Payments for Specified Employee in the Event of a Separation From Service.

In the case of any Employee who is a Specified Employee as of the date of a Separation from Service, then a payment conditioned upon a Separation from Service may not be made before the date that is six (6) months after the date of Separation from Service (or, if earlier than the end of the six-month period, the date of death of the Specified Employee).

In the event payments to which the Executive would otherwise be entitled during the first six (6) months are subject to this six (6) month delay in payment, then such payments shall be accumulated and paid on the first day of the seventh month following the date of Separation from Service. Payments will then continue thereafter as called for pursuant to the terms of this Agreement.

4. Executive Benefit Payments Upon Retirement.

4.1 Payments Commence Upon Early Retirement Date . In the event the Executive elects to Retire on a date which constitutes an Early Retirement Date, as defined in herein, then the Executive shall be entitled to be paid the Applicable Percentage of the Executive Benefit, as corresponds with the date of his Retirement. Payments shall commence on the first day of the month following the month in which the Executive Retires and shall continue for a period of one hundred and eighty (180) months.

4.2 Payments Commence Upon Normal Retirement. In the event the Executive remains in the continuous employment of the Bank until attaining at least the Normal Retirement Age, then the Executive shall be entitled to be paid a one hundred percent (100%) Applicable Percentage of the Executive Benefit. Payments shall commence on the first day of the month following the month in which the Executive Retires and shall continue for a period of one hundred and eighty (180) months.

4.3 Payments in the Event of the Executive’s Death After Retirement. Upon the death of the Executive after electing Early or Normal Retirement, then Executive’s designated Beneficiary shall be paid the remainder of any unpaid or outstanding Executive Benefit payments. The payments shall commence no later than thirty (30) days after Executive’s death and shall continue until the total one hundred and eighty (180) payments have been made.

5. Payments in the Event Executive’s Employment Terminates Prior to Retirement. As indicated above, the Employer reserves the right to terminate the Executive's employment, with or without Cause but subject to any written employment agreement which may then exist, at any time prior to the Executive's Retirement. In the event that the Executive’s Employment Terminates before Executive qualifies for Early or Normal Retirement (other than by reason of a termination for Cause), then this Agreement shall terminate upon the date of such Termination of Employment; provided, however, that the Executive shall be entitled to the following benefits as may be applicable depending upon the circumstances surrounding the Termination:

5.1 Payments in the Event Disability Occurs Prior to Early or Normal Retirement. In the event the Executive becomes Disabled while actively employed by the Bank at any time after the Effective Date of this Agreement but prior to Early or Normal Retirement, then Executive shall be entitled to be paid the Accrued Liability Balance in lump sum within thirty (30) days after the determination of Disability.

5.2 Payments in the Event of the Executive’s Death prior to Retirement. Upon the death of the Executive prior to electing Early or Normal Retirement, then Executive’s designated Beneficiary shall be paid death benefit in the amount of Ninety Three Thousand One Hundred Fifty Four Dollars ($93,154.00) per year. The payments shall commence no later than thirty (30) days after Executive’s death. These payments shall be made in twelve (12) substantially equal monthly installments, for a period of fifteen (15) years (180 months).

5.3 Termination Without Cause. If the Executive's employment is terminated by the Employer without cause prior to qualifying for Early or Normal Retirement, and such termination is not subject to the provisions of paragraph 5.5 below, then the Executive shall be entitled to be paid the Applicable Percentage of the Executive Benefit, in substantially equal monthly installments on the first day of each month, beginning with the month following the month in which the Executive attains the Normal Retirement Age.

5.4 Voluntary Termination by the Executive. In the event the Executive voluntarily Terminates Employment with the Bank prior to qualifying for Early or Normal Retirement, then the Executive Benefit shall be determined in accordance with the following:

(A) If the Applicable Percentage is one hundred percent (100%), the Executive shall be entitled to be paid the Applicable Percentage of the Executive Benefit, in substantially equal monthly installments on the first day of each month, beginning with the month following the month in which the Executive attains the Normal Retirement Age.

(B) If the Executive voluntarily Terminates Employment with the Bank prior to the date specified in Paragraph 1.3 which corresponds to an Applicable Percentage of one hundred percent (100%), and such termination is not subject to the provisions of paragraph 5.5 below, the Executive shall forfeit any and all rights and benefits he may have under the terms of this Agreement and shall have no right to be paid any of the amounts which would otherwise be due or paid to the Executive by the Bank pursuant to the terms of this Agreement.

5.5 Involuntary Termination Within Two Years Following a Change in Control. .In the event the Executive is Involuntarily Terminated within two (2) years following a Change in Control Event, or in the event the Executive Terminates for Good Reason within two (2) years following a Change in Control Event, then Executive shall be entitled to receive the greater of the actual Applicable Percentage as of the termination date or 50% of the Executive Benefit. This benefit payment shall commence on the first day of each month, beginning with the month following the month in which the Executive attains the Normal Retirement Age.

6. Termination for Cause. The Executive agrees that if his employment with the Bank is terminated at any time "for Cause," as defined herein, he shall forfeit any and all rights and benefits he may have under the terms of this Agreement and shall have no right to be paid any of the amounts which would otherwise be due or paid to the Executive by the Bank pursuant to the terms of this Agreement. Furthermore, this forfeiture in the event of a termination For Cause shall occur regardless of whether Executive has attained the Early or Normal Retirement Age, and for as long as Executive remains employed by the Bank.

7. Change in Time or Form of Payment. The date on which distributions are to commence may be postponed by amendment provided the following conditions are satisfied (and in accordance with IRC 409A):

(A) The election to defer or postpone payment may not take effect until at least twelve (12) months after the date on which the election is made;

(B) The payment with respect to which such election is made must be deferred for a period of not less than five (5) years from the date such payment would otherwise have been paid.

(C) Any election relating to a payment to be made a specified time or pursuant to a fixed schedule must be made at least twelve (12) months before the date the payment is scheduled to be paid .

8. Right To Determine Funding Methods. The Bank reserves the right to determine, in its sole and absolute discretion, whether, to what extent and by what method, if any, to provide for the payment of the amounts which may be payable to the Executive, under the terms of this Agreement. In the event that the Bank elects to fund this Agreement, in whole or in part, through the use of life insurance or annuities, or both, the Bank shall determine the ownership and beneficial interests of any such policy of life insurance or annuity. The Bank further reserves the right, in its sole and absolute discretion, to terminate any such policy, and any other devise used to fund its obligations under this Agreement, at any time, in whole or in part. The Executive shall have no right, title or interest in or to any funding source or amount utilized by the Bank pursuant to this Agreement, and any such funding source or amount shall not constitute security for the performance of the Bank's obligations pursuant to this Agreement. In connection with the foregoing, the Executive agrees to execute such documents and undergo such medical examinations or tests which the Bank may request and which may be reasonably necessary to facilitate any funding for this Agreement including, without limitation, the Bank's acquisition of any policy of insurance or annuity.

9. Administrative and Claims Provision.

9.1  Named Fiduciary and Plan Administrator. The “Named Fiduciary and Plan Administrator” of this executive plan shall be the Bank until its resignation or removal by the Board of Directors. As Named Fiduciary and Plan Administrator, the Bank shall be responsible for the management, control and administration of this executive plan. The Named Fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan, including employment of advisors and the delegation of ministerial duties to qualified individuals.

9.2  Claims Procedure. In the event a dispute arises over the benefits under this executive plan and benefits are not paid to the Executive (or to the Executive’s beneficiary[ies], if applicable) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Named Fiduciary and Plan Administrator named above within forty-five (45) days from the date payments are refused. The Named Fiduciary and Plan Administrator shall review the written claim and if the claim is denied, in whole or in part, they shall provide in writing within forty-five (45) days of receipt of such claim the specific reasons for such denial, reference to the provision of the plan agreement upon which the denial is based and any additional material or information necessary to perfect the claim. Such written notice shall further indicate the additional steps to be taken by claimants if further review of the claim denial is desired. Any decision by the Bank denying a claim by the Executive for benefits under this Agreement shall be stated in writing and delivered or mailed, via registered or certified mail, to the Executive, the Executive's spouse or the Executive's beneficiaries, as the case may be. Furthermore, a claim shall be deemed denied if the Named Fiduciary and Plan Administrator fail to take any action within the aforesaid forty-five (45) day period.

If claimants desire a second review, they shall notify the Named Fiduciary and Plan Administrator in writing within forty-five (45) days of the first claim denial. Claimants may review this Executive Plan or any documents relating thereto and submit any written issues and comments they may feel appropriate. In their sole discretion, the Named Fiduciary and Plan Administrator shall then review the second claim and provide a written decision within forty-five (45) days of receipt of such claim. This decision shall likewise state the specific reasons for the decision and shall include reference to specific provisions of the plan agreement upon which the decision is based.

9.3  Arbitration of Disputes. All claims, disputes and other matters in question arising out of or relating to this Agreement or the breach or interpretation thereof, other than those matters which are to be determined by the Bank in its sole and absolute discretion, shall be resolved by binding arbitration before a representative member, selected by the mutual agreement of the parties, of the Judicial Arbitration and Mediation Services, Inc. ("JAMS"), located in Seattle, Washington. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement and with JAMS. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. The arbitration shall be subject to such rules of procedure used or established by JAMS. Any award rendered by JAMS shall be final and binding upon the parties, and as applicable, their respective heirs, beneficiaries, legal representatives, agents, successors and assigns, and may be entered in any court having jurisdiction thereof. Any arbitration hereunder shall be conducted in Aberdeen, Washington, unless otherwise agreed to by the parties.

9.4  Attorneys' Fees. In the event of any arbitration or litigation concerning any controversy, claim or dispute between the parties hereto, arising out of or relating to this Agreement or the breach hereof, or the interpretation hereof, (a) each party shall pay his own attorneys’ arbitration fees incurred (pursuant to paragraph 9.3); (b) the prevailing party shall be entitled to recover from the other party reasonable expenses, attorneys' fees and costs incurred in the enforcement or collection of any judgment or award rendered. The "prevailing party" means any party (one party or both parties, as the case may be) determined by the arbitrator(s) or court to be entitled to money payments from the other, not necessarily the party in whose favor a judgment is rendered.

10. Status as an Unsecured General Creditor and Rabbi Trust. Notwithstanding anything contained herein to the contrary: (i) the Executive shall have no legal or equitable rights, interests or claims in or to any specific property or assets of the Employer as a result of this Agreement; (ii) none of the Bank’s assets shall be held in or under any trust for the benefit of the Executive or held in any way as security for the fulfillment of the obligations of the Bank under this Agreement; (iii) all of the Bank’s assets shall be and remain the general unpledged and unrestricted assets of the Bank; (iv) the Bank’s obligation under this Agreement shall be that of an unfunded and unsecured promise by the Bank to pay money in the future; and (v) the Executive shall be an unsecured general creditor with respect to any benefits which may be payable under the terms of this Agreement.

Notwithstanding subparagraphs (i) through (v) above, the Bank and the Executive acknowledge and agree that, in the event of a Change in Control, upon request of the Executive, or in the Bank’s discretion if the Executive does not so request and the Bank nonetheless deems it appropriate, the Bank shall establish, not later than the effective date of the Change in Control, a Rabbi Trust or multiple Rabbi Trusts (the "Trust" or "Trusts") upon such terms and conditions as the Bank, in its sole discretion, deems appropriate and in compliance with applicable provisions of the Code, in order to permit the Bank to make contributions and/or transfer assets to the Trust or Trusts to discharge its obligations pursuant to this Agreement. The principal of the Trust or Trusts and any earnings thereon shall be held separate and apart from other funds of the Bank to be used exclusively for discharge of the Bank’s obligations pursuant to this Agreement and shall continue to be subject to the claims of the Bank’s general creditors until paid to the Executive in such manner and at such times as specified in this Agreement.

11. Miscellaneous.

11.1 Opportunity To Consult With Independent Advisors. The Executive acknowledges that he has been afforded the opportunity to consult with independent advisors of his choosing including, without limitation, accountants or tax advisors and counsel regarding both the benefits granted to him under the terms of this Agreement and the (i) terms and conditions which may affect the Executive's right to these benefits and (ii) personal tax effects of such benefits including, without limitation, the effects of any federal or state taxes, Section 280G of the Code, and any other taxes, costs, expenses or liabilities whatsoever related to such benefits, which in any of the foregoing instances the Executive acknowledges and agrees shall be the sole responsibility of the Executive notwithstanding any other term or provision of this Agreement. The Executive further acknowledges and agrees that the Bank shall have no liability whatsoever related to any such personal tax effects or other personal costs, expenses, or liabilities applicable to the Executive and further specifically waives any right for himself or herself, and his or her heirs, beneficiaries, legal representatives, agents, successor and assign to claim or assert liability on the part of the Bank related to the matters described above in this paragraph 11.1. The Executive further acknowledges that he has read, understands and consents to all of the terms and conditions of this Agreement, and that he enters into this Agreement with a full understanding of its terms and conditions.

11.2 Notice. Any notice required or permitted of either the Executive or the Bank under this Agreement shall be deemed to have been duly given, if by personal delivery, upon the date received by the party or its authorized representative; if by facsimile, upon transmission to a telephone number previously provided by the party to whom the facsimile is transmitted as reflected in the records of the party transmitting the facsimile and upon reasonable confirmation of such transmission; and if by mail, on the third day after mailing via U.S. first class mail, registered or certified, postage prepaid and return receipt requested, and addressed to the party at the address given below for the receipt of notices, or such changed address as may be requested in writing by a party.

If to the Bank:  Bank of the Pacific
Attention: President and CEO
300 East Market Street
98520

If to the Executive:   John G. Van Dijk
57 Clemons Road #51
Montesano, WA 98520

11.3 Assignment. The Executive shall have no power or right to transfer, assign, anticipate, hypothecate, modify or otherwise encumber any part or all of the amounts payable hereunder, nor, prior to payment in accordance with the terms of this Agreement, shall any portion of such amounts be: (i) subject to seizure by any creditor of the Executive, by a proceeding at law or in equity, for the payment of any debts, judgments, alimony or separate maintenance obligations which may be owed by the Executive; or (ii) transferable by operation of law in the event of bankruptcy, insolvency or otherwise. Any such attempted assignment or transfer shall be void.

11.4 IRS Section 280G Issues. If all or any portion of the amounts payable to the Executive under this Agreement, either alone or together with other payments which the Executive has the right to receive from the Employer, constitute "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), that are subject to the excise tax imposed by Section 4999 of the Code (or similar tax and/or assessment), Executive shall be responsible for the payment of such excise tax and Employer (and its successor) shall be responsible for any loss of deductibility related thereto; provided, however, that Employer and Executive shall cooperate with each other and use all reasonable efforts to minimize to the fullest extent possible the amount of excise tax imposed by Section 4999 of the Code. If, at a later date, it is determined (pursuant to final regulations or published rulings of the Internal Revenue Service, final judgment of a court of competent jurisdiction, or otherwise) that the amount of excise taxes payable by the Executive is greater than the amount initially so determined, then the Executive shall pay an amount equal to the sum of such additional excise taxes and any interest, fines and penalties resulting from such underpayment. The determination of the amount of any such excise taxes shall be made by the independent accounting firm employed by the Employer immediately prior to the change in control or such other independent accounting firm or advisor as may be mutually agreeable to Employer and Executive in the exercise of their reasonable good faith judgment.

11.5 Binding Effect/Merger or Reorganization. This Agreement shall be binding upon and inure to the benefit of the Executive and the Bank. Accordingly, the Bank shall not merge or consolidate into or with another corporation, or reorganize or sell substantially all of its assets to another corporation, firm or person, unless and until such succeeding or continuing corporation, firm or person agrees to assume and discharge the obligations of the Bank under this Agreement. In the alternative, the Holding Company may agree to assume and discharge the obligation of the Bank under this Agreement. Upon the occurrence of such event, the term "Bank" as used in this Agreement shall be deemed to refer to such surviving or successor firm, person, entity or corporation, or the Holding Company, as the case may be.

11.6 Nonwaiver. The failure of either party to enforce at any time or for any period of time any one or more of the terms or conditions of this Agreement shall not be a waiver of such term(s) or condition(s) or of that party's right thereafter to enforce each and every term and condition of this Agreement.

11.7 Partial Invalidity. If any terms, provision, covenant, or condition of this Agreement is determined by an arbitrator or a court, as the case may be, to be invalid, void, or unenforceable, such determination shall not render any other term, provision, covenant or condition invalid, void or unenforceable, and the Agreement shall remain in full force and effect notwithstanding such partial invalidity.

11.8 Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties with respect to the subject matter of this Agreement and contains all of the covenants and agreements between the parties with respect thereto. Each party to this Agreement acknowledges that no other representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not set forth herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding on either party.

11.9 Modifications. Any modification of this Agreement shall be effective only if it is in writing and signed by each party or such party's authorized representative, and only to the extent that it is compliant with all applicable codes and statutes, including but not limited to IRS Code Section 409A.

11.10 Paragraph Headings. The paragraph headings used in this Agreement are included solely for the convenience of the parties and shall not affect or be used in connection with the interpretation of this Agreement.

11.11 No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

11.12 Governing Law. The laws of the State of Washington, other than those laws denominated choice of law rules, and where applicable, the rules and regulations of the Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency, or any other regulatory agency or governmental authority having jurisdiction over the Bank or the Holding Company, shall govern the validity, interpretation, construction and effect of this Agreement.

IN WITNESS WHEREOF, the Bank and the Executive have executed this Agreement on the date first above-written in the City of Aberdeen, Washington.

BANK		EXECUTIVE

By:	/s/ Dennis Archer	/s/ John G. Van Dijk
	Dennis Archer	John G. Van Dijk
Vice Chairman of the Board of Directors
Chairman of the Compensation Committee

Date: 11/6/2007		Date: 11/2/2007

BENEFICIARY DESIGNATION FORM
FOR THE EXECUTIVE SUPPLEMENTAL COMPENSATION AGREEMENT

PRIMARY DESIGNATION
(You may refer to the beneficiary designation information prior to completion of this form.)

A.    Person(s) as a Primary Designation:
        (Please indicate the percentage for each beneficiary.)

Name___________________________________ Relationship___________________ / _______%

Address:_______________________________________________________________________
(Street)    (City)  (State)  (Zip)

Name___________________________________ Relationship___________________ / _______%

Address:_______________________________________________________________________
(Street)    (City)  (State)  (Zip)

Name___________________________________ Relationship___________________ / _______%

Address:_______________________________________________________________________
(Street)    (City)  (State)  (Zip)

Name___________________________________ Relationship___________________ / _______%

Address:_______________________________________________________________________
(Street)    (City)  (State)  (Zip)

B.    Estate as a Primary Designation:

My Primary Beneficiary is The Estate of ______________________________________ as set forth in the last will and testament dated the _____ day of _____________, _____ and any codicils thereto.

C.    Trust as a Primary Designation:

Name of the Trust: ____________________________________________________________

Execution Date of the Trust: _____ / _____ / _________

Name of the Trustee: __________________________________________________________
Beneficiary(ies) of the Trust (please indicate the percentage for each beneficiary):
___________________________________________________________________________
___________________________________________________________________________
Is this an Irrevocable Life Insurance Trust? ________ Yes  ________ No
(If yes and this designation is for a Split Dollar agreement, an Assignment of Rights form should be completed.)

II. SECONDARY (CONTINGENT) DESIGNATION

A.    Person(s) as a Secondary (Contingent) Designation:
        (Please indicate the percentage for each beneficiary.)

Name___________________________________ Relationship___________________ / _______%

Address:_______________________________________________________________________
(Street)    (City)  (State)  (Zip)

Name___________________________________ Relationship___________________ / _______%

Address:_______________________________________________________________________
(Street)    (City)  (State)  (Zip)

Name___________________________________ Relationship___________________ / _______%

Address:_______________________________________________________________________
(Street)    (City)  (State)  (Zip)

Name___________________________________ Relationship___________________ / _______%

Address:_______________________________________________________________________
(Street)    (City)  (State)  (Zip)

B.    Estate as a Secondary (Contingent) Designation:

My Secondary Beneficiary is The Estate of _____________________________________ as set forth in my last will and testament dated the _____ day of ___________, _____ and any codicils thereto.

C.    Trust as a Secondary (Contingent) Designation:

Name of the Trust: ____________________________________________________________

Execution Date of the Trust: _____ / _____ / _________

Name of the Trustee: __________________________________________________________
Beneficiary(ies) of the Trust (please indicate the percentage for each beneficiary):
___________________________________________________________________________
___________________________________________________________________________

All sums payable under the Executive Supplemental Compensation Agreement by reason of my death shall be paid to the Primary Beneficiary(ies), if he or she survives me, and if no Primary Beneficiary(ies) shall survive me, then to the Secondary (Contingent) Beneficiary(ies). This beneficiary designation is valid until the participant notifies the bank in writing.

Insured	Date

NOTE*** IF YOU RESIDE IN A COMMUNITY PROPERTY STATE (ARIZONA, CALIFORNIA, IDAHO, LOUISIANA, NEVADA, NEW MEXICO, TEXAS, WASHINGTON OR WISCONSIN), AND YOU ARE DESIGNATING A BENEFICIARY OTHER THAN YOUR SPOUSE, THEN YOUR SPOUSE MUST ALSO SIGN THE BENEFICIARY DESIGNATION FORM.

I am aware that my spouse, the above named Insured has designated someone other than me to be the beneficiary and waive any rights I may have to the proceeds of such insurance under applicable community property laws. I understand that this consent and waiver supersedes any prior spousal consent or waiver under this plan.

Spouse Signature:______________________________  Date:_________________

Witness (other than insured) : ___________________________